SECOND AMENDMENT
                                 TO
                      ACE HARDWARE CORPORATION
                   RESTATED OFFICER INCENTIVE PLAN

Pursuant to Section 5 of the Ace Hardware Corporation Restated
Officer Incentive Plan ("The Plan"), effective January 1, 2001, the Company hereby amends the Plan as follows:

1. Exhibit A is modified and restated to set forth the participants and tiers for the ST Plan and VA Plan for plan years commencing January 1, 2001 as set forth on Exhibit A (2001).

2. Exhibits B and BB are modified and restated to set forth the multiplier matrix for the team portion of the short term goal, and the method of calculation for the retail portion of the short term goal, as set forth on Exhibit B (2001) and Exhibit BB (2001), respectively.

3. Exhibit C is modified and restated and presents a financial model which supports the VA Plan, as set forth in Exhibit C (2001).

4. Section 7 shall be amended by deleting the third and fourth paragraph of Subsection Performance Measure as amended by the First Amendment and substituting the following:

    Following is a presentation of ratios in effect as of January 1, 2001 pertaining to the VA Plan. These ratios may be adjusted from time to time by the Board (as set forth on Exhibit A).
       -Gross Patronage Dividend Threshold for actual RSC sales is 5.4 percent. -Permanent Sharing Ratio is 4.63 percent.

5.  This Second Amendment is effective January 1, 2001.

Except as specifically amended herein, the Plan and First Amendment to the Plan shall remain in full force and effect as prior to this Second Amendment.

Dated:  December 6, 2000                Ace Hardware Corporation
                                         a Delaware corporation


By:__HOWARD JUNG___________________    Chairman of the Board of
                                               Directors

                                                  and


By:__DAVID F. HODNIK_______________    President and CEO